AGREEMENT FOR SALE
                            AND PURCHASE OF BUSINESS
                                     Parties


                                POWERCALL LIMITED


                          THE SHAREHOLDERS OF POWERCALL
                                     LIMITED

                       THE DIRECTORS OF POWERCALL LIMITED



                       BROCKER INVESTMENTS (N.Z.) LIMITED

                           BROCKER INVESTMENTS LIMITED


                   Relating to Purchase of Powercall Business










                                 LOWNDES JORDAN
                             BARRISTERS & SOLICITORS

PARTIES


1.   POWERCALL LIMITED at Auckland (Powercall).

2.   The persons specified in Item 1 of Schedule 1 (Shareholders).

3.   The persons specified in Item 2 of Schedule 1 (Directors).

4.   BROCKER INVESTMENTS (N.Z.) LIMITED at Auckland (BKINZ).

5. BROCKER INVESTMENTS LIMITED, a company incorporated under the laws of Alberta, Canada (BKI).


INTRODUCTION

A.   The Shareholders are the holders of all of the shares in Powercall.

B.   The Directors are directors and employees of Powercall.

C.   The  Shareholders  have agreed to sell to  Powercall  Technologies  Limited
     (PTL), a wholly owned subsidiary of BKINZ, and BKINZ has agreed to procure the purchase by PTL from the Shareholders, all of the existing business previously owned by Powercall as a going concern for the Consideration and upon the terms and conditions contained in this Agreement.

D. The Directors will enter into employment contracts with PTL on the terms set out in the contracts annexed to this Agreement.


TERMS
1.    Interpretation

    1.1 Defined Terms: In this Agreement the following terms shall have the meanings specified:

          Accounts all accounts of Powercall and of any related parties supplied to BKINZ prior to execution of this Agreement.

          Business Day                  a day (other  than a Saturday or Sunday)
                                        on which registered banks are open for business.

          Business Records              all books of account, accounts, records,
                                        files, data, databases,  certificates or
                                        other  evidence  of title to assets  and
                                        information howsoever recorded or stored
                                        relating   to  or   required   for   the
                                        Business.

          Business all of the existing businesses prior to the date of this Agreement owned and operated by Powercall including the Software, the Fixed Assets and the Current Assets.

          Cashflow                      has  the  meaning provided in the Escrow
                                        Agreement.

          Charge                        includes option, right to acquire, lien;
                                        pledge,  mortgage,  assignment,  charge,
                                        security    interest,    bailment,    or
                                        encumbrance or adverse interest of any nature whether legal or equitable and no matter how arising.

          Completion                    completion by the  parties  of the  sale
                                        and purchase as provided in clause 5.

          Completion Date               the actual date of  Completion  being 16
                                        May 1997 or 7 days after the  conditions
                                        referred   to  in  clause  9  have  been
                                        satisfied   or   waived   by  the  party
                                        entitled to waive the same (whichever is the later) or such other date as may be agreed upon by the parties.

          Consideration                 the  sum  of  $85,213.80,  the  Goodwill
                                        Value and the value of the Liabilities, provided that in no circumstances shall the Goodwill Value exceed the Maximum
                                        Goodwill Value.

          Costs includes any and all costs (on a solicitor and own client basis), expenses, damages, penalties, interest, compensation, and awards.

          Current Assets                all current assets specified in Annexure
                                        E.

          Disclosure Letter             the letter of disclosure  referred to as
                                        such, signed by the Shareholders and dated and delivered to BKINZ prior to the signing of this Agreement.

          Escrow Agreement              the Escrow Agreement in the form annexed
                                        as Annexure B to be entered into by BKI,
                                        the   Shareholders  and  Montreal  Trust
                                        Company of Canada as trustee.

          Exchange Rate                 the average  between the Westpac buy and
                                        sell rates for the exchange of $NZ to $CAD, at the close of business on the date specified in this Agreement or where a date is not specified, on the last bank Business Day prior to the date of the relevant transaction.

          Fixed Assets                  all  computer  hardware and office fixed
                                        assets prior to this date Agreement owned by Powercall.

          Goodwill Value                the  value   subject  to  adjustment  as
                                        provided   in   clause   3.3   and   3.4
                                        calculated  by  applying a multiple of 4
                                        to the  audited  NPAT  of PTL  for the 4
                                        Years from 1 April 1997 to 31 March 2001
                                        in    accordance    with   the   example
                                        spreadsheet annexed as Annexure C and for the purposes of clauses 3.2 and 3.3 shall be the value so calculated for the relevant Year or Years.

          GST Act                       the Goods and Services Tax Act 1985.

          GST Goods and Services Tax levied under the GST Act.

          Intellectual Property         includes confidential information, trade
                                        secrets, drawings, designs,  techniques,
                                        programmes,       processes,      logos,
                                        copyrights,   trade  or  service  marks,
                                        patents, registered designs, and other information and rights capable of being protected under New Zealand or other laws relating to intellectual property no matter how recorded or stored and any applications for same.

          Liabilities                   all current and term    liabilities   of
                                        Powercall  as   specified   Annexure  D.

          Maximum Goodwill              $20 million.
          Value

          NPAT net profit after taxation calculated in accordance with Generally Accepted Accounting Principles subject to the Software development costs being treated in accordance with the letter from KPMG attached as Annexure F.

          Penalty Rate                  the Westpac  Indicator Lending Rate plus
                                        4%.

          Premises                      the land and buildings Level 2, 11 Huron
                                        Street,   Takapuna   and   Level  2,  25
                                        Dundonald Street, Newton.

          Proceedings                   includes proceedings,  claims,  demands,
                                        actions,    conferences,     mediations,
                                        conciliations,              compromises,
                                        arbitrations,    hearings   or   appeals
                                        arising out of, preliminary to or in connection with any dispute or alleged dispute.

          PTL Powercall Technologies Limited, a company to be incorporated under the Companies Act 1993 as a wholly owned subsidiary of BKINZ.


          Software all rights to the Powercall software developed by Powercall and Powercall Services Limited.

          Strike Price                  in  respect  of  the  BKI  shares  to be
                                        issued pursuant to this Agreement is the
                                        average sale price for BKI shares on the
                                        Alberta Stock  Exchange over a period of
                                        5  trading   days   prior  to  the  date
                                        specified   in   this    Agreement   for
                                        determining a price for BKI shares, or where a date is not specified, over 5 trading days prior to the applicable date of settlement.

          Warranties                    the  representations,   warranties,  and
                                        undertakings of Powercall, the Directors and the Shareholders set out in Schedule
                                        2.

          Year a financial year commencing on 1 April and terminating on 31 March in the next succeeding year.

    1.2 General Interpretation: In the interpretation of this Agreement, unless the context otherwise requires:


          1.2.1     References   to  the  parties   include   their   respective
                    executors, administrators, successors and permitted assigns;


          1.2.2 References to persons include individuals, partnerships, firms, associations, corporations and unincorporated bodies of persons, government or semi-government or local body or municipal bodies, and agencies or political subdivisions of them in any case whether having separate legal personality or not;

          1.2.3 Words in the singular shall include the plural and vice versa;

          1.2.4     Words importing one gender shall include the other genders;

          1.2.5 Any obligation not to do anything includes an obligation not to suffer, permit or cause that thing to be done;

          1.2.6 Headings have been inserted for convenience only and shall not affect the construction of this Agreement;

          1.2.7 Reference to a statute includes all statutes amending, consolidating or replacing the statute referred to and includes all subsidiary or delegated legislation or exercises of authority under such statute or legislation;

          1.2.8 References to clauses, schedules and annexures shall be construed as references to the same in this Agreement;

          1.2.9     References   to  money  unless   otherwise   specified   are
                    references to New Zealand currency.

    1.3 Joint and Several: Unless otherwise provided, the covenants herein expressed or implied shall bind all persons executing this Agreement and any two or greater number of them jointly and each of them severally.

    1.4 Time of the Essence: Time shall be of the essence of this Agreement both as to dates and periods.

    1.5 Precedence of Documents: If there is any conflict between the provisions of this Agreement and the Escrow Agreement, the provisions of this Agreement shall prevail.


2.    Agreement for Sale and Purchase

    2.1 Sale and Purchase: The Shareholders agree to sell and the BKINZ agrees to procure PTL to purchase the Business for the Consideration.

    2.2 Accrual Rules: The Consideration is the lowest price the parties would have agreed upon at the date of this Agreement for the sale and purchase of the Business and is consequently the core acquisition price pursuant to Section OB1(c) of the Income Tax Act 1994.

    2.3 Going Concern: The parties agree that the supply made pursuant to this Agreement is the supply of a going concern under section 11(1)(c) of the GST Act on which GST is chargeable at zero per cent.

    2.4 Ratification: As soon as practicable after incorporation of PTL, BKINZ shall procure PTL to ratify this Agreement.

3.    Consideration and Payment

    3.1 Satisfaction of Consideration: The Consideration shall be paid or satisfied by the Purchaser as follows:

          3.1.1 Deposit: By payment of a deposit on the Completion Date of $85,213.80 which shall comprise cash of $28,120.55 and BKI shares to a value of $57,093.25 based on the Strike Price on 4 April 1997 converted to $NZ at the Exchange Rate as at 3 April 1997. The BKI shares will be issued to the Trustee under the Escrow Agreement and held in escrow until the first anniversary of the Completion Date at which time they shall be released to the Shareholders.

          3.1.2 Share Exchange: The Goodwill Value (subject to adjustment as provided in clauses 3.3 and 3.4) shall be paid in the manner provided in clauses 3.2 to 3.4 by way of the issue and allotment to the Shareholders free from all Charges of fully paid ordinary shares in the capital of BKI ranking in all respects pari passu with the existing ordinary shares in the capital of BKI.

          3.1.3 Assumption of Liabilities: PTL shall on the Completion Date assume responsibility for all Liabilities and subject to the rights of PTL to a set off in respect of any Warranty claim under clause 7, PTL will keep Powercall, the Shareholders and the Directors fully indemnified against all Liabilities but only in respect of those Liabilities and to the extent of the value of those Liabilities specified in Annexure D.

    3.2   Issue of Shares into Escrow: BKI shall issue shares pursuant to clause
          3.1 (Earnout Shares). The Earnout Shares shall be:

          3.2.1 Issued in 4 separate tranches within 66 Business Days of 31 March 1998, 1999, 2000 and 2001 (Issue Dates).

          3.2.2 Issued in numbers which have a value (based on the Strike Price converted to $NZ at the Exchange Rate) equal to the Goodwill Value calculated for the Year which ended on the Issue Date less the value recalculated at the same Strike Price of any BKI shares issued on prior Issue Dates.

          3.2.3 Issued initially to the Trustee to be held in escrow for a minimum period of 12 months pursuant to the Escrow Agreement and subject to the earn out and escrow conditions specified in clause 3.3 and in the Escrow Agreement.

    3.3 Escrow and Earn Out Provisions: The Earnout Shares shall be held by the Trustee subject to the following conditions:

          3.3.1 The Earnout Shares shall only be released to the Shareholders if PTL produces sufficient cumulative Cashflow between 1 April 1998 and the Years ending on 31 March 1999, 31 March 2000, 31 March 2001 and 31 March 2002 (Earnout Period).

          3.3.2 Earnout Shares shall be released to the Shareholders in 4 tranches within 66 Business Days following 31 March 1999, 31 March 2000, 31 March 2001 and 31 March 2002 (Release Dates).

          3.3.3 The Earnout Shares to be released on each of the Release Dates shall not exceed in value (based on the Strike Price converted to $NZ at the Exchange Rate) the cumulative Cashflow of PTL between 1 April 1997 and the end of the Year which terminated 12 months before the relevant Release Date multiplied by 4, less the value recalculated at the same Strike Price of any BKI shares released on a prior Release Date.

    3.4 Final Adjustment of Acquisition Price: Within the period of 66 Business Days following on 31 March 2002 there shall be a final calculation of the Goodwill Value and adjustment of the Consideration as follows:

          3.4.1     The Goodwill Value shall be the lesser of:

                    (a) 4x the cumulative Cashflow for the four Years ending on 31 March 2001; and

                    (b)   The Maximum Goodwill Value; and

                    (c)   12x the NPAT for the Year ended 31 March 2001.

         3.4.2 If the Goodwill Value calculated pursuant to clause 3.4.1 exceeds the recalculated value as at 31 March 2002 of the BKI shares which have been released from escrow pursuant to clause 3.3 then BKI shall issue to the Shareholder BKI shares (based on the Strike Price converted to $NZ at the Exchange Rate) of a value equal to such excess. If the Goodwill Value calculated pursuant to clause 3.4.1 is less than the recalculated value as at 31 March 2002 of the BKI shares which have been released from escrow pursuant to clause 3.3 then any remaining Earnout Shares held in escrow shall be cancelled.


     3.5 Dividends on Earnout Shares: Any dividends declared in respect of Earnout Shares held in escrow pursuant to clauses 3.2 or 3.3 shall be held in trust by the Trustee. Such dividends declared in respect of shares which are released to the Shareholders shall be paid to the Shareholders when the shares are released. Any dividends held in trust by the Trustee in respect of BKI shares which are cancelled will be forfeited to BKI on the date of cancellation.

     3.6 Allocation of Consideration: The Consideration shall be apportioned between the Shareholders in the percentages specified in Item 1 of
          Schedule 1.

4.    Pre-Completion Obligations

    4.1   Pre-Completion: Between the date of this Agreement and Completion:

          4.1.1 Preserve Business: Powercall, the Directors and the Shareholders shall conduct the Business in an efficient and businesslike manner and shall not do anything to prejudice the goodwill of the Business.

          4.1.2 Sale of Assets: Powercall and the Shareholders shall not without the prior consent in writing of BKINZ dispose of any of the Fixed Assets.

          4.1.3 Expenditure: Powercall and the Shareholders shall not without the consent of BKINZ incur any capital or general expenditure in relation to the Business exceeding in aggregate $3,000.

          4.1.4 Access to Premises and Business: Powercall and the Shareholders shall ensure that BKINZ and its representatives have full access to the Premises and the Business Records and will be given promptly all information they may reasonably require concerning the Business or affairs of Powercall.

          4.1.5 Insurance: Powercall and the Shareholders shall keep all of the Fixed Assets fully insured against all usual risks insured against by parties engaged in the activities comprising the Business. Powercall shall immediately notify its insurers of the interest of PTL in the Fixed Assets pursuant to this Agreement. Powercall shall provide details of all insurance policies including copies thereof to BKINZ as soon as possible after the signing of this Agreement.

          4.1.6 Liabilities: Powercall and the Directors shall ensure that PTL and BKINZ do not, without their prior written consent, unless specifically provided for in this Agreement, become responsible for any of the Liabilities or obligations of Powercall or the Shareholders.

    4.2 By Completion: On or before Completion Powercall and the Shareholders shall:

          4.2.1 Benefit of Business: Take all steps reasonably required to enable PTL to obtain the full benefit of the Business and in particular any licenses, contracts or rights possessed by Powercall or the Shareholders in relation to the Business.

          4.2.2 Service Agreement: Procure the execution of employment contracts by each of the Directors for terms of 5 years (in the case of Nick Lyttle as General Manager of PTL) in the form annexed as Annexure A.

    4.3   Employees:

          4.3.1 Forthwith after the execution of this Agreement but subject to the Privacy Act 1993 Powercall shall provide to BKINZ the particulars of employment for those employees who are engaged in the Business who have indicated a willingness to be employed by PTL and who PTL has agreed with Powercall are necessary for the ongoing staffing of the Business.

          4.3.2 Such employees shall be offered employment contracts with PTL on the standard form employment contract utilised by BKINZ to take effect from the Completion Date but providing for substantially the same benefits as those employees currently enjoy.

          4.3.3 Notwithstanding clauses 4.3.1 and 4.3.2 it is acknowledged and agreed that PTL, BKINZ and BKI shall have no liability or responsibility in respect of the wages, emoluments, holiday pay, superannuation, redundancy or any other Costs in respect of Powercall's employees except to the extent that they are included in the Liabilities. Powercall, the Directors and the Shareholders agree to indemnify PTL upon demand against any such liability arising in respect of any period prior to the Completion Date.

5.    Completion

    5.1 Possession: Possession of the Business shall be given and taken on 1 April 1997 as at which date all outgoings and incomings of the Business shall be apportioned.

    5.2 Risk: Risk in the Fixed Assets shall remain with Powercall until the Completion Date.

    5.3 Insurance: Powercall and the Shareholders shall keep all of the Fixed Assets fully insured until the Settlement Date against all usual risks insured against by parties engaged in the activities comprising the Business. Powercall shall immediately notify its insurers of the interest of PTL in the Fixed Assets pursuant to this Agreement. Powercall shall provide details of all insurance policies including copies thereof to BKINZ as soon as possible after the date of this Agreement.

    5.4 Completion: Completion shall take place on the Completion Date at 2.15 p.m. or at such other time as the parties shall agree and Shareholders will hand to PTL:

          5.4.1 Title Documents: All documents of title relating to the Software and the Fixed Assets and all documents and Accounts evidencing the Current Assets and Powercall's right to collect the Current Assets.

          5.4.2 Transfers: All transfers and assignments of all leases, licenses, permits, grants, concessions and approvals and all consents necessary to enable PTL to obtain the full benefit of the Business;

          5.4.3 Assignment: An absolute assignment of all Current Assets and evidence satisfactory to BKINZ that all debtors of the Shareholders comprised within the Current Assets have been notified in writing of such assignment.

          5.4.4 Releases of Charges over Assets: Unconditional releases of any Charges over any of the assets comprised in the Business;

          5.4.5 Powercall's Records: All Business Records relating to the Business;

          5.4.6 Pre-conditions: Evidence satisfactory to BKINZ that the Shareholders have fulfilled their obligations under clause 4;

          and against compliance with the above provisions PTL shall pay or satisfy the Consideration as specified in clause 3.1.1.

    5.5 Damage or Destruction of Assets: If any of the Fixed Assets are lost, damaged or destroyed prior to the Completion Date PTL may at its option either:

          5.5.1 Purchase Assets: Purchase such damaged or destroyed asset or assets together with all rights under the Shareholders' relevant insurance policy; or

          5.5.2 Reject Assets: Reject any of such assets in which case the Consideration shall be reduced by an amount being the replacement value of such asset or assets as determined by agreement between the Shareholders and BKINZ. Failing agreement within 5 Business Days following Completion, the replacement value shall be determined by KPMG who shall act as experts and not an arbitrators and accordingly the Arbitration Act 1908 shall not apply.

6.    Default at Completion

    6.1 Default by the Shareholders : Without prejudice to clause 8, if any of the provisions of clauses 4 or 5 are not fully complied with on Completion, PTL may (in addition to and without prejudice to all other rights or remedies available to PTL under this Agreement or otherwise) at PTL's option:

          6.1.1     Rescind: Rescind this Agreement; or

          6.1.2 Completion: Effect Completion so far as practicable having regard to the defaults which have occurred (without releasing the Shareholders from liability to comply as soon as possible with the Shareholders' obligations under clauses 4 and 5); or

          6.1.3 Delay Completion: Fix a new date for Completion not being more than 20 Business Days after the Completion Date) and in that case the Shareholders shall pay to PTL interest at the Interest Rate on the Consideration payable on the Completion Date from the date on which Completion was due until Completion takes place. If Completion does not take place other than by reason of a default by PTL then such payment shall not be refundable to the Shareholders.

    6.2 Default by Purchaser: If from any cause whatsoever save the default of the Shareholders any portion of the Consideration is not paid upon the due date for payment PTL shall pay to the Shareholders interest at the Interest Rate on the portion of the Consideration so unpaid from the due date for payment until payment, without prejudice to any of the Shareholders' rights or remedies.


 7.   Warranties and Indemnities

    7.1 Powercall's, Directors' and Shareholders' Warranties: Powercall, the Directors and the Shareholders and each of them jointly and severally represent, warrant and undertake to PTL and BKINZ in terms of the Warranties and it is agreed that:

          7.1.1 Investigations not to affect Warranties: Except as disclosed in Schedule 3 and/or the Disclosure Letter, the Warranties shall not be modified, qualified or discharged or in any way affected by any investigation made by BKINZ into the affairs of Powercall;

          7.1.2 Separate and Independent: Each of the Warranties shall be separate and independent and save as expressly otherwise provided shall not be limited by reference to any other of the Warranties or any other provision of this Agreement.

    7.2 Reliance on Warranties: Powercall, the Directors and the Shareholders acknowledge that PTL and BKINZ have entered into this Agreement in reliance (among other things) on the Warranties.

    7.3 Powercall's, Directors' and Shareholders' Covenants: Powercall, the Directors and the Shareholders and each of them jointly and severally warrant, represent and undertake to BKINZ and also as a separate covenant to PTL:

          7.3.1 Indemnity: That Powercall, the Directors and the Shareholders and each of them jointly and severally will keep the PTL and BKINZ fully indemnified against all and any depletion in or reduction in the value of the Business or any of the assets of Business acquired by PTL and all Proceedings and Costs reasonably suffered or incurred by PTL or BKINZ as a result of or in relation to any breach or non-fulfilment of any of the Warranties and all Costs incurred in making, defending or compromising any Proceedings in relation to facts or matters which are or would if proved or might, constitute such a breach or non-fulfilment; and

          7.3.2 No Breach of Warranties Prior to Completion: That they will procure that (except only as may be necessary to give effect to this Agreement) they shall not allow or procure any act or omission before Completion which would constitute a breach of any of the Warranties if they were given at any time prior to or on Completion or which would make any of the Warranties inaccurate or misleading if they were so given; and

          7.3.3 Disclosure of Change in Circumstances: That they will forthwith disclose in writing to BKINZ any matter or thing which may arise or become known to them or any of them after the date of this Agreement and prior to Completion which is inconsistent with any of the Warranties or which might render any of them inaccurate or misleading when given at Completion or which might be material to be known by a purchaser for value of the Business or which might have a material adverse effect on the value of the Business or any of the assets of the Business.

    7.4 Directors' Employment: Powercall, the Directors and the Shareholders each acknowledge that BKINZ, BKI and PTL have entered into this Agreement upon the expectation that each of the Directors will continue to be employed on a full time basis in the Business for the term of the employment contracts referred to in clause 4.2.2. Should any of such contracts be terminated for any reason prior to the end of their 5 year terms other than through the default of PTL or as a consequence of the death or permanent disability of a Director, and as a consequence PTL, BKINZ or BKI suffer any losses or incur any Costs then Powercall, the Directors and the Shareholders shall be jointly and severally liable to reimburse such losses or Costs and PTL, BKI and BKINZ shall be entitled to adjust the Consideration according and/or set off any such amount against any payment due to the Shareholders under this Agreement.

    7.5 Warranty Limitations: Notwithstanding any other provisions of this Agreement, the Warranties are made and given subject to the provisions of Schedule 3.


8.    Rights of Rescission

    8.1 Rescission for Breach: Without prejudice to clause 6, if on or prior to Completion it should be found that:

          8.1.1 Unfulfilled Obligations: Any obligation of Powercall, the Directors or the Shareholders contained in this Agreement is or will on Completion be unfulfilled; or

          8.1.2 Breach of Warranties: Any Warranty is or may at Completion be inaccurate or misleading;

          then the PTL may, without prejudice to any other rights available to it under clause 8.2 of this Agreement, by notice in writing to the Shareholders, rescind this Agreement.

    8.2 Effect of Rescission: Rescission of this Agreement under clause 8.1 shall not extinguish any right of PTL or BKINZ to damages or compensation.

    8.3   Rescission  for  Matters  other  than  Default:  If  on  or  prior  to
          Completion:

          8.3.1 Destruction of Assets: Any asset of the Business shall be destroyed or damaged to an extent which in the opinion of the BKINZ materially and adversely affects the Business; or

          8.3.2 Material Adverse Change: Any other event shall occur which affects or is likely to affect adversely to a material degree the Business or the financial position, assets or profitability of the Business;

          PTL and BKINZ shall be entitled by notice in writing to the Shareholders to rescind this Agreement, but the occurrence of such an event shall not give rise to any right to damages or compensation except where Powercall, the Directors or the Shareholders have failed to give notice of such event as required by clause 7.3.3.

9.    Conditions

    9.1   This Agreement is conditional upon:

          9.1.1 Government or Regulatory Consents: Consent being given by any New Zealand or Canadian government or regulatory body whose consent is required to enable Completion of this Agreement; and

          9.1.2 Stock Exchange Consent: The approval of the Alberta Stock Exchange.

          9.1.3 Board Consent: The approval of the board of directors of BKINZ and of BKI.

    9.2   Fulfilment  of  Conditions:  Each of the parties shall do all acts and
          things   reasonably   necessary  to  procure  the  fulfilment  of  the
          conditions set out in clause 9.1.

    9.3 Benefit of Conditions: The Shareholders acknowledge that the conditions contained in clauses 9.1.1 to 9.1.3 have been inserted solely for the protection of PTL and BKINZ and accordingly PTL or BKINZ may waive any of such conditions and in such event this Agreement shall remain binding on the parties.

    9.4   Failure of Conditions: Should:

          9.4.1 Not Satisfied: Any of the conditions set out in clause 9.1 not be fulfilled or waived (as the case may be) by 16 May 1997 or such later date as may be agreed by the parties; or

          9.4.2 Unreasonable Conditions: Any consent or approval required in terms of the conditions set out in clause 9.1 be granted on terms not reasonably acceptable to any affected party;

          then this Agreement shall be voidable by notice in writing and this Agreement shall then be at an end and the parties shall not have any further rights or obligations except that the Shareholders will repay any deposit paid.


 10.   Non Competition

    10.1 Non-Competition: In consideration of PTL, BKINZ and BKI entering into this Agreement and as a condition precedent, Powercall, the Directors and the Shareholders and each of them acknowledge that the Consideration is dependent upon and has been calculated on the basis that they will not carry on a business the same as or in substantial competition with the Business in opposition to PTL in the field of development, marketing, production and servicing of software for the operation of telephone systems in conjunction with computer systems after Completion for the period specified below and accordingly Powercall, the Directors and the Shareholders and each of them jointly and severally covenant and agree with PTL, BKINZ and BKI that:

          10.1.1 Business: They will not during a period which is the greater of 1 year from the Completion Date or 1 year from the date of termination of the Service Agreement of the last of the Directors to be employed by PTL at any place in New Zealand (except as a servant of PTL or BKINZ) or except with the prior written consent of BKINZ be directly or indirectly engaged or connected or interested in, either on their own account or as a partner with or as an employee of any other person or as a shareholder, director, officer, consultant, adviser or employee of any person (other than as holder of not more than 5% of the shares in the capital of any company whose shares are listed on any official stock exchange) or directly or indirectly assist financially any such business; and

          10.1.2 Orders: They will not on their own account or for any person, enterprise, firm, trust, joint venture or syndicate solicit orders for such business otherwise than for the benefit of PTL or BKINZ from any person, firm or company who at the Completion Date was or had previously been a customer of the Business; and

          10.1.3 Employees: They will not on account of Powercall, the Directors or the Shareholders or for any person, enterprise, firm, trust, joint venture or syndicate entice or attempt to entice away from the PTL or the BKINZ any employee of PTL or BKINZ.

    10.2 Provisions with respect to Covenants: Each of the covenants contained in clause 10.1 shall:

          10.2.1 Separate and Severable: Be separate and severable and to the extent that any such provision is unenforceable by reason of its period, scope or area being held by a court of competent jurisdiction to be unreasonable, then such provision shall be limited to the maximum period, scope or area which such court considers reasonable and shall be enforceable on those terms;

          10.2.2 Benefit of Purchaser and Assigns: Be given for the benefit of and be enforceable by PTL and BKINZ and their successors and assigns.


 11.   Option to Purchase

    11.1 the Shareholders' Option: Should BKINZ determine at any time following Completion that any of the assets acquired from the Shareholders pursuant to this Agreement are no longer required, then BKINZ will procure PTL to offer to the Shareholders a first right to purchase such assets at their fair market value (to be determined in the event of a dispute between the parties by KPMG). Such right to purchase shall be exercised by the Shareholders giving written notice to PTL within 10 Business Days of receipt of notice of such right being available.

    11.2 PTL's Rights: Should the Shareholders fail to exercise their rights under clause 11.1 within the 10 Business Day period then PTL shall be free to sell such assets without restriction.

 12.   Arbitration

    12.1 Submission: If any dispute or difference shall arise between any of the parties in any way arising out of or in connection with this
          Agreement such dispute or difference shall be referred to the arbitration of a single arbitrator if the parties can agree upon one or otherwise of two arbitrators one to be appointed by the Shareholders and one by the Purchaser or an umpire to be appointed by the two arbitrators prior to entering into consideration of the matter and any such reference shall be a submission to arbitration within the meaning of the Arbitration Act 1908 and its amendments.


 13.   General

    13.1 Non-Merger: The Warranties, indemnities, representations and undertakings set out in this Agreement shall notwithstanding any rule of law to the contrary not merge in the instruments of transfer executed pursuant to this Agreement but shall remain in full force and effect and enforceable to the fullest extent.

    13.2 No Announcement: The parties agree that (except as may be required by law or by the requirements of the Alberta Stock Exchange) they will not make any announcement or disclosures as to the subject matter of this Agreement except in a form and manner and at such time as all parties may agree.

    13.3 Notices: Any notice to be given pursuant to this Agreement shall be given in accordance with and subject to the following provisions of this clause 13.3:

          13.3.1 In Writing: All notices shall be in writing signed by a duly authorised officer of the party giving the notice or by the party's solicitor;

          13.3.2 Delivery: Without prejudice to any other sufficient mode of delivery, a notice may be sent by hand, prepaid post, telex or facsimile to the address or number (in the case of telex or facsimile) of the intended recipient last advised to the sender in accordance with this clause. The initial addresses and numbers of the parties are:

                    Powercall and Shareholders:       c/o Schnauer & Co
                                                      Barristers and Solicitors
                                                      P 0 Box 31 272
                                                      AUCKLAND 1
                                                      Facsimile: (09) 486 0175

                    PTL and BKINZ:                    4 Bond Street
                                                      Grey Lynn
                                                      AUCKLAND
                                                      Facsimile: (09) 376 7891

          13.3.3 Notice by Hand: Subject to clause 13.3.6, a notice delivered by hand shall be received on delivery;

          13.3.4 Notice by Post: Subject to clause 13.3.6, a notice sent by prepaid post shall be deemed to be received 3 days after being posted;

          13.3.5 Notice by Telex or Facsimile: Subject to clause 13.3.6, a notice sent by telex or facsimile shall be deemed to be received at the time of transmission where a transmission report or answerback code produced by the sender's machine indicates successful transmission;

          13.3.6 Receipt Outside Business Hours: Any notice received or deemed to be received pursuant to clauses 13.3.3, 13.3.4 or
                    13.3.5 after 5.00 pm (recipient's time) on a Business Day in the recipient's city or on a day which is not a Business Day in the recipient's city shall be deemed to be received at
                    9.00 am (recipient's time) on the next Business Day in the recipient's city;

          13.3.7 Proof of Delivery: In proving delivery of a notice, it shall be sufficient:

                   (a) By Hand: in the case of a notice by hand, to provide evidence that the notice was delivered to the address of the recipient and no acknowledgement from the recipient shall be necessary;

                   (b) By Post: In the case of a notice by post, to provide evidence that the notice was correctly addressed and posted in a prepaid envelope;

                   (c) By Telex or Facsimile: In the case of a notice by telex or facsimile, to provide the transmission report produced by the sender's machine showing a successful transmission to the correct number of the recipient and to have telephoned the recipient to confirm receipt of a legible copy of such notice.

    13.4 Applicable Law and Jurisdiction: This Agreement shall be governed by and construed and interpreted in accordance with the laws of New Zealand and the parties irrevocably submit to the exclusive jurisdiction of the New Zealand courts.

    13.5 Further Assurance: The parties will do all things including without limitation the execution of documents as shall be necessary to give full effect to this Agreement.

    13.6 Entire Agreement: This Agreement including all schedules, annexures and exhibits to it, and any documents incorporated by express reference forms the entire agreement between the parties relating to its subject matter and supersedes all prior agreements and understandings between the parties with respect to that subject matter. If there is any conflict between the terms of this document and any other document forming part of this Agreement, the terms set out in this document shall prevail.

    13.7 Variation: This Agreement may only be varied by an express written agreement executed by all the parties or by persons duly authorised in writing on their respective behalf.

    13.8 Costs: Each party shall bear their own Costs of and incidental to the preparation, Completion and implementation of this Agreement.

    13.9 Waiver: No failure to exercise and no delay in exercising on the part of the Purchaser any right under this Agreement shall operate as a waiver of that right nor shall any single or partial exercise of any right preclude any other or further exercise of such right or the exercise of any other right. Any such waiver unless otherwise expressly agreed in writing, shall only apply in respect of the particular circumstances for which it is given.

    13.10 Counterparts: This Agreement may be signed in any number of counterparts, all of which when taken together constitute one and the same instrument. Any party may enter into this Agreement by executing any such counterpart. The parties will co-operate to circulate all counterparts to each other for the purposes of having all counterparts executed by all parties as soon as practicable following Completion.

    13.11 Guarantee:   BKINZ  and  BKI  jointly  and  severally   guarantee  the
          performance by PTL of its obligations under clauses 2. 3. 5, 6, 9 and 11 of this Agreement.

EXECUTED by the parties.

SIGNED by POWERCALL                    )
LIMITED                                ) Signature  /s/ Evan Read
                                                  ------------------------------
                                         Name         Evan Read
                                                  ------------------------------
                                                  Director

                                         Signature /s/ Nick Lyttle
                                                  ------------------------------
                                         Name         Nick Lyttle
                                                  ------------------------------
                                                  Director
SIGNED by                             )
                                      )  Signature /s/ Nick Lyttle
                                      )           ------------------------------
as trustees of the N & N LYTTLE       )  Name         Nick Lyttle
FAMILY TRUST                          )           ------------------------------

                                         Signature /s/ Nell Lyttle
                                                  ------------------------------
                                         Name         Nell Lyttle
                                                  ------------------------------

SIGNED by                             )
                                      )  Signature /s/ Evan Read
                                      )           ------------------------------
as trustees of the READ               )  Name         Evan James Read
DEWHIRST FAMILY TRUST                 )           ------------------------------

                                         Signature /s/ Nancy Dewhirst
                                                  ------------------------------
                                         Name         Nancy Dewhirst
                                                  ------------------------------

SIGNED by                             )
                                      )  Signature /s/ Michael Duncraft
                                      )           ------------------------------
as trustees of the DUNCRAFT           )  Name         Michael Duncraft
FAMILY TRUST                          )           ------------------------------

                                         Signature /s/ Nick Lyttle
                                                  ------------------------------
                                         Name         Nick Lyttle
                                                  ------------------------------

SIGNED by                             )           /s/ G L Hunt
GREGORY LEIGH HUNT                    )           ------------------------------
in the presence of:                   )                G L Hunt

/s/ Michael Duncraft                  Witness's Signature
-------------------------------------

Micheal Duncraft                      Name
-------------------------------------

Manager                               Occupation
-------------------------------------

313 Lake Rd                           Address
-------------------------------------



SIGNED by                             )           /s/ N G Lyttle
NICHOLAS GARFIELD                     )           ------------------------------
LYTTLE in the presence of:            )                N G Lyttle

/s/ Evan Read                         Witness's Signature
-------------------------------------

Evan James Read                       Name
-------------------------------------

[ILLEGIBLE]                           Occupation
-------------------------------------

Auckland                              Address
-------------------------------------



SIGNED by EVAN JAMES READ             )           /s/ E J Read
in the presence of:                   )           ------------------------------
                                      )                E J Read

/s/ Nick Lyttle                       Witness's Signature
-------------------------------------

Nick Lyttle                           Name
-------------------------------------

Manager                               Occupation
-------------------------------------

9 Temyson Ave                         Address
-------------------------------------

SIGNED by                             )           /s/ M G Duncraft
MICHAEL GERARD                        )           ------------------------------
DUNCRAFT in the presence of:          )                M G Duncraft

/s/ Greg Hunt                         Witness's Signature
-------------------------------------

Greg Hunt                             Name
-------------------------------------

Sales + Marketing MNGR                Occupation
-------------------------------------

13 Mayburn Ave, [ILLEGIBLE]           Address
-------------------------------------



SIGNED by                             )           /s/ G L Hunt
GREGORY LEIGH HUNT                    )           ------------------------------
in the presence of:                   )                G L Hunt

/s/ Nick Lyttle                       Witness's Signature
-------------------------------------

Nick Lyttle                           Name
-------------------------------------

Manager                               Occupation
-------------------------------------

9 Temyson Ave                         Address
-------------------------------------






SIGNED for BROCKER (N.Z.)             )
INVESTMENTS LIMITED                   ) Signature /s/ Hal Linstrom
by:                                   )          -------------------------------
                                        Name        Hal Linstrom
                                                 -------------------------------
                                                  Officer

                                        Signature
                                                 -------------------------------
                                        Name
                                                 -------------------------------
                                                  Director

SIGNED for BROCKER                    )
INVESTMENTS LIMITED                   ) Signature /s/ Hal Linstrom
by:                                   )          -------------------------------
                                        Name        Hal Linstrom
                                                 -------------------------------
                                                  Officer


                                        Signature /s/ Michael Ridgwam
                                                 -------------------------------
                                        Name        Michael Ridgwam
                                                 -------------------------------
                                                  Director


                               (c) Lowndew Jordan
                                  Auckland 1997

                                   SCHEDULE 1


Item 1. Shareholders


1.1        _____________________________________________________________
           as trustees of the N & N Lyttle  Family  Trust  created by Trust Deed
           dated   Address:   9  Tennyson   Avenue,   Takapuna   Percentage   of
           Consideration: 30%

1.2        _____________________________________________________________
           as trustees of the Read Dewhirst Family Trust created by Trust Deed dated Address: 8A Northumberland Avenue, Takapuna Percentage of
           Consideration: 30%


1.3        _____________________________________________________________
           as trustees of the Duncraft  Family Trust created by Trust Deed dated
           Address: 313 Lake Road, Takapuna Percentage of Consideration: 30%


1.4        _____________________________________________________________
           Gregory Hunt
           Address: 13 Mewburn Avenue, Mt Eden
           Percentage of Consideration: 10%


Item 2. Directors


Name                                          Address

Nicholas                      Lyttle          9 Tennyson Avenue, Takapuna

Evan                          Read            8A Northumberland Avenue, Takapuna

Michael                       Duncraft        313 Lake Road, Takapuna

Gregory                       Hunt            13 Mewburn Avenue, Mt Eden

                                   SCHEDULE 2

                             Warranties (Clause 7.1)



1.    General

    1.1 Disclosure Letter: All information contained or referred to in the Disclosure Letter is true complete and accurate in all respects and Powercall, the Shareholders and the Directors are not aware of any other fact or matter which renders or might upon its disclosure render any such information misleading.

    1.2   Agreement:  The provisions of the recitals to this  Agreement,  clause
          1.1 of this Agreement and all information contained in the Schedules and Annexures to this Agreement are complete and correct in all respects.

    1.3 Information Supplied: All written information which has been given or authorised to be given by any of Powercall, the Directors, the
          Shareholders or any of the officials of Powercall or by any professional advisers of Powercall or the Shareholders to PTL, BKINZ or to any of their directors, employees, agents or professional advisers in the course of the negotiations leading to this Agreement was when given and will at Completion be true complete and accurate in all respects and Powercall, the Directors and the Shareholders are not aware of any other fact or matter which renders or might upon its disclosure render any such information misleading.

    1.4 All Necessary Disclosures Made: All the facts and circumstances relating to the Business, the assets and affairs of Powercall, the Directors and Shareholders material for disclosure to an intending purchaser of the Business have been disclosed to BKINZ or its advisers in writing and any such facts arising prior to Completion will forthwith be disclosed in writing to BKINZ or its advisers.


2.    Powercall

    2.1 Encumbrances: There is not any and will not at Completion be any Charge on, over or affecting the Businesses and there is no agreement or commitment to give or create any such Charge and no demand has been made by any person claiming to be entitled to any such Charge.

    2.2 Records: All the Business Records have been fully and correctly completed and will pending Completion continue to be so completed and there are and will pending Completion be no material inaccuracies or discrepancies of any kind contained or reflected in any of them. They give and reflect and at Completion will give and reflect a true and fair view of the financial, contractual and trading position of the Business and of the Fixed Assets and the Liabilities.

    2.3   Accounts:

          2.3.1 True and Fair View: The Accounts are complete and accurate and give and reflect and will at Completion give and reflect a true and fair view of Powercall, its activities and financial status in all respects.

          2.3.2 Comply with Statute: The Accounts comply with all applicable requirements of the Companies Act 1955, the Companies Act 1993 and the Financial Reporting Act 1993, as the case may be.

          2.3.3 GAAP: The Accounts have been prepared in accordance with generally accepted accounting practice as that term is defined in the Financial Reporting Act 1993 and to the extent consistent with such generally accepted accounting practice on a basis consistent with that adopted for preceding accounting periods.

          2.3.4 No Unusual or Extraordinary Items: The Accounts are not affected by any unusual extraordinary exceptional or non-recurring items or by any other factor rendering the results set out in the Accounts (or any of them) unusually better or worse than they (or any of them) might otherwise be or have been.

          2.3.5 Full Disclosure: The Accounts fully disclose all the assets and Liabilities (whether ascertained, contingent, deferred or otherwise and whether or not quantified or disputed) of Powercall and make full provision and/or reserve for all such Liabilities.

    2.4 No Actions: As at the Completion Date there will be no actions, suits, Proceedings, requisitions, requirements or arbitrations pending or outstanding or (to the knowledge of Powercall, the Directors and the Shareholders) threatened against Powercall in relation to or affecting the Business, any of the Fixed Assets or the Software, or the Liabilities.

    2.5 Compliance with Law: As at the Completion Date the Shareholders lawfully carrying on the Business in all its aspects and Powercall, the Directors and the Shareholders are not at such date aware of any impediment to PTL lawfully carrying on the Business immediately following Completion.


3.    Statutory Obligations

    3.1 Employment and Safety: The Premises and operation of the Business complies and will at Completion comply with the Health and Safety in Employment Act 1992 and all applicable legislation governing employment and safety of employees.

    3.2 Holding of Licences: The Shareholders hold and will on Completion be in possession of all current licences (including import licences and concessions, if any) consents, authorities and permits from or issued by any Governmental Department, municipal or local body or other authority whether in respect of the Premises, plant, machinery, buildings or other assets of the Business or otherwise necessary or required to enable them to carry on the Business fully and effectively and that the Shareholders and Powercall has not had notice that any such licences, consents, authorities or permits are being or are likely to be withdrawn or in any manner qualified whether by reason of the sale of the Business or otherwise howsoever.

    3.3 Utilities: All Charges for local authority rates, electric power, gas and water supplied to the Business will be paid up to the Completion Date.

    3.4 Building Works: Where Powercall has done or caused or permitted to be done in the Premises any works for which a permit or building consent was required by law, such permit or consent was obtained for those works and they were completed in compliance with that permit or consent and, where appropriate, a code compliance certificate was issued for those works.

    3.5 Building Act: All obligations imposed on Powercall under the Building Act 1991 shall be fully complied with at the Completion Date.

    3.6 No Requisitions: There will not on Completion be any unsatisfied requisitions by or dispute with any local body health authority, government or ad hoc authority or other body or official or authority having competent jurisdiction affecting or relating to any of the Premises, plant, machinery, buildings or other assets of the Business.

    3.7 All Documents Stamped: All documents which in any way affect the right, title or interest of Powercall and the Shareholders in or to any of the property or assets to be transferred to PTL and which attract stamp duty have been duly stamped.


4.    Properties and Assets

    4.1 Title: As at Completion all assets comprised within the Business will be unencumbered property of the Shareholders and on the Completion Date exclusive title to them will pass to PTL free of all Charges.

    4.2 Assets: The plant, equipment, and assets comprised in the Fixed Assets will at the Completion Date be in good working order and condition.

    4.3 No Defects: No structural, drainage or other material defects affect any of the buildings and structures on or comprising the Premises.

    4.4 Leasehold Premises: The Premises are held upon lease terms which have been fully disclosed to PTL.

    4.5 Compliance with Leases: Powercall and the Shareholders have paid all rent that may be payable and has performed and observed all covenants (whether in relation to freehold or leasehold land) conditions, agreements, statutory requirements, planning or building or resource consent, bylaws, orders and regulations affecting the Premises or any business carried on the Premises and no notice of any breach of any such matter has been received nor are the Shareholders aware of any such breach having occurred.

    4.6 Debts: The Shareholders and Powercall will pay and discharge all debts and Liabilities incurred or arising prior to the close of business on the Completion Date except for the Liabilities and shall indemnify PTL and BKINZ in respect of any Costs and Proceedings relating thereto.

    4.7 Compliance with Statutes: Powercall has complied with all provisions of the Building Act 1991, Resource Management Act 1991 and all other legislation (including regulations, bylaws, ordinances, codes of practice, circulars and guidance notes made thereunder) relating to building, planning or environmental matters and dealing with (but without limitation) waste, contaminated land, discharges to land or ground and surface water or sewers, emissions to air, noise, dangerous, hazardous or toxic substances and materials, nuisance or health and safety and there are no actions, claims or Proceedings (whether actual or potential) existing in relation to such matters nor is likely to arise any liability in relation to such matters.

    4.8 No Other Matter: There is no other matter of which Powercall or the Shareholders are or ought to be aware on reasonable enquiry and which adversely affects the value of any of the Premises or casts any doubt on the right or title of Powercall and the Shareholders to those Premises or its use of those Premises for the Business which should be revealed to a purchaser of the Business or other person entering into this Agreement.

    4.9 Compliance with Notices: There have been no notices, claims or demands served on Powercall in respect of any of its assets (including the Premises) which have not been fully complied with.

    4.10  Current Assets: All assets included within the Current Assets are:

          4.10.1 Assets owned by the Shareholders and are transferable by way of absolute assignment to PTL on Completion.

          4.10.2 In respect of debts, are amounts actually invoiced by Powercall to such debtors not earlier than 3 months prior to Completion and no part of such amounts still outstanding have been released upon terms that any debtor pays less than the fair value of the debt or have been written off or have been compromised on any terms.

          4.10.3 Collectible in full within 66 Business Days of Completion failing which such Current Assets shall be repurchased at their full value by the Shareholders forthwith upon receipt of written demand from PTL following expiry of such period.


5.    Intellectual Property

    5.1 All Intellectual Property Included: The Consideration for the Business is assessed on the basis that all licences and all Intellectual Property or other similar rights relating to the Business of or used by Powercall, if any, are at present owned solely and beneficially by the Shareholders and that all of such rights shall be transferred to PTL on Completion to the intent that PTL shall be the sole unencumbered and undisputed owner of all such things as at Completion.

    5.2 No Intellectual Property Agreements: Powercall, the Directors and the Shareholders have not entered into any agreement or arrangement for the provision of technical information or assistance or granting rights in respect of any patents, trade marks or registered designs or copyright and to the best of Powercall's, the Directors' and the Shareholders' knowledge and belief the operations of Powercall do not infringe any patent or other Intellectual Property right of any kind vested in any other party.

    5.3 Disclosure of Intellectual Property: Full details of all Intellectual Property owned or used by Powercall have been given to BKINZ and no person has been authorised to make any use whatsoever of any Intellectual Property owned by Powercall or the Shareholders and Powercall, the Directors and the Shareholders have not disclosed (except in the ordinary course of the operation of the Business prior to Completion) any of the know-how, trade secrets, technical processes, confidential information, Intellectual Property or lists of customers or suppliers which relate to the Business to any other person.

    5.4 Use of Names: Powercall and the Shareholders are entitled to use its trade names in those parts of the world in which they currently conduct the Business or in which its products are sold to its customers and no person has been authorised to make any use whatsoever of such names and the use of such names by Powercall does not infringe the rights of any other person and none of the names is being used claimed, opposed or attacked by any other person.

    5.5 Name: Powercall and the Shareholders have not consented to and will not before Completion consent to the adoption of a similar names to those of Powercall by any other company or person.

    5.6 Intellectual Property Not Disputed: The Intellectual Property rights of Powercall and the Shareholders have not been and will not at Completion be challenged or disputed by any third party and Powercall, the Directors and the Shareholders are not aware of any facts or circumstances which might entitle a third party to challenge Powercall and the Shareholders ownership or use of the Intellectual Property used in the Business.


6.    Commercial Matters

    6.1 Insurance: Full details of all insurance policies maintained by Powercall have been supplied to BKINZ and all such insurances are now in force and all premiums due have been paid and pending Completion the Shareholders shall not permit any of its insurances to lapse or do or omit to do anything the doing or omission of which would make any such policy of insurance void or voidable or would or might result in an increase in the rate of premiums and no claims are outstanding and nothing has occurred to give rise to any such claim.

    6.2 Effect of Acquisition of Businesses: Powercall, the Directors and the Shareholders have no reason to believe that as a result of the proposed acquisition of the Business by PTL:

          6.2.1 No Cessation of Supplies: Any supplier of Powercall will cease supplying PTL or may substantially reduce its supplies to the Business or alter the terms on which it supplies to the Business; or

          6.2.2 No Cessation of Custom: Any customer of the Business will terminate any contract relating to the Business or cease or materially reduce its custom with the Business; or

          6.2.3 No Termination of Contracts: Any of the licences, consents, approvals, agreements or contracts currently granted to or entered into by Powercall required to be transferred to PTL to enable it to carry on the Business in the manner in which it has been carried on at any time during the 2 years prior to the date of this Agreement will be withdrawn, cancelled or be capable of termination as a consequence of such transfer.

7.    Employment:

    7.1 Employees: Powercall shall be solely liable for all entitlements of employees of the Business and PTL shall have no obligation to such employees except as provided in clauses 4.2.2 and 4.3 of the annexed Agreement.

    7.2 Full Disclosure of Terms: Full disclosure in writing of the current rate of remuneration, fees and expenses payable to each employee of or consultant to Powercall and the terms of such employment or consultancy have been made to BKINZ in writing and no employee or consultant has given notice or is under notice of dismissal or termination of employment of any consultancy agreement.

    7.3 No Amounts Due: There are no outstanding arrears of salary, wages, fees, holiday pay or other remuneration nor any accrued holiday, long service, annual leave or other employment related entitlements in respect of any employees of the Business other than those included in the accruals which comprise part of the Liabilities.

    7.4 No Schemes: There are not now and will not on Completion be in existence any retirement, death or disability benefit schemes for employees of the Business or any obligations to or in respect of any present or past employees with regard to retirement, redundancy, death, sickness or disability pursuant to which PTL may become liable to make any payments.

                                   SCHEDULE 3

                                  (Clause 7.4)


1. Warranty Limitations: Notwithstanding any other provisions of this Agreement, none of Powercall, the Directors or the Shareholders shall be liable in respect of any Proceedings or Costs for breach of any of the Warranties or other breach of this Agreement:

     1.1 Notice: Unless, promptly after BKINZ becomes aware or ought to have become aware of any breach, they shall have received from BKINZ written notice containing full details of the relevant Proceedings within a period of 2 years after Completion and (unless the relevant Proceedings shall have been withdrawn or satisfied) action in a court of competent jurisdiction in respect of such breach shall have been commenced within 1 year after receipt of such notice;

     1.2 Aggregate of Warranties to Exceed Specified Amount: Unless the aggregate amount of the liability of Powercall, the Directors and the Shareholders for all such Costs and Proceedings exceeds $3,000;

     1.3 Limit for Single Proceedings: Unless, in respect of any single breach of any of the Warranties, the amount of the liability of Powercall, the Directors and the Shareholders for such Costs and Proceedings in respect of such breach exceeds $1,000;

     1.4 Exclusion where Covered by Insurance: If and to the extent that (after taking account of related Costs and any normal excess in such policy) recovery is made by PTL under any policy of insurance effected by or for the benefit of the PTL in respect of any of the subject matters of such Proceedings;

     1.5 Exclusion where Recovery under Another Agreement: If and to the extent that those Proceedings or Costs occasioned thereby has been recovered under any other agreement entered into between the parties and vice versa;

     1.6 Subsequent Changes: If and to the extent that such Proceedings and any Costs in connection therewith arise or is increased as a result of:

          1.6.1 Any alteration in rates of taxation after the date of this Agreement with retrospective effect or the withdrawal after the date of this Agreement of any published extra-statutory concession or the alteration after that date of any published statement of practice of the relevant revenue authority; or

           1.6.2 The passing of, or any change in, any legislation after the date of this Agreement.

     1.7  Liability  Disclosed:  If and to the  extent  the  facts,  matters  or circumstances giving rise to the breach are referred to in the Disclosure Letter or any document disclosed with the Disclosure Letter or in any document disclosed to BKINZ or any officer of or professional adviser to BKINZ in relation to this Agreement or the matters contemplated herein or in the Accounts and BKINZ confirms its acceptance of such facts, matters and circumstances;

     1.8 Pursuant to Agreement: If and to the extent that such matter giving rise to the Proceedings properly falls to be done in implementing the terms of this Agreement;

2. Limitations Separate and Independent: For the avoidance of doubt each of the above paragraphs of this Schedule shall be construed as being separate and independent and none of them shall be construed as limiting the effect of any other.

3. Recovery from Third Party: If Powercall or the Shareholders pay an amount pursuant to a Proceedings in respect of breach of any of the Warranties and PTL has a right of reimbursement against any person other than Powercall or the Shareholders in respect of or relating to those Proceedings, PTL shall (subject to PTL, being indemnified to its reasonable satisfaction against all reasonable Costs) take all reasonable steps or Proceedings to enforce such right. If PTL subsequently recovers such reimbursement from such third party, PTL shall forthwith repay to the Shareholders such part of the amount paid by Powercall or the Shareholders by way of damages for breach of that Warranty as equals the amount of the which is so recovered by PTL in respect of the facts, matters or circumstances giving rise to the breach of that Warranty (after taking account of the Costs of recovery).

                                    ANNEXURES

A: Service Agreement (clause 4.2.2)

Private & Confidential
Nick Lyttle
Powercall Ltd
P.O. Box 108 136
Symonds St
AUCKLAND


14 September 1998


Dear Nick

Earn-out calculation schedule

Enclosed please find the earn out calculation for the year ended 31 March 1998 with respect to Powercall Limited.

I  understand   that  you  have  reviewed  this  schedule,   and  discussed  the
calculations with Brocker Investments (NZ) Limited.

With your signed acceptance, on behalf of the shareholders of Powercall Limited, we will instruct our solicitor to issue the share script to escrow. Please sign and return a copy of this letter so we may initiate these instructions.


Yours faithfully

/s/ Mike Ridgway
Mike Ridgway
Chief Executive Officer

--------------------------------------------------------------------------------
For and on behalf of the shareholders of Powercall Limited


  /s/ Nick Lyttle          /s/ Nell Lyttle           Date 21/9/98
--------------------------------------------------------------------------------
Nick Lyttle & Nell Lyttle as Trustees
of the N&N Lyttle Family Trust.


 /s/ Evan Read            /s/ Nancy Dewhirst         Date 12/10/98
--------------------------------------------------------------------------------
Evan James Read and Nancy Dewhirst Trustees
of the Read Family Trust

/s/ Michael Duncraft     /s/ Wendy Duncraft          Date 16/9/98
--------------------------------------------------------------------------------
Michael Duncraft and Wendy Duncraft as Trustees
of the Read Duncraft Family Trust.



/s/ Gregory Hunt                                     Date 16/9/98
-----------------------                                  -----------------------
Gregory Hunt


cc:     Hal Linstrom, Brocker Investments
        Andrew Chamberlain, Chamberlain Hutchison

                                     BROCKER
                                   INVESTMENTS

                                POWERCALL LIMITED
                ACQUISITION VALUATION AND SHARE ISSUE CALCULATION
                               AS AT 31 MARCH 1998


1 Purchase price

  Made up of following components:
     Initial cash consideration
     Goodwill value

2 Goodwill Value

  The lesser of:
     Four (4) times cumulative Net Profit after Tax for the 4 years ended 31 March 1998 - 2001. Twelve (12) times the Net profit after Tax for the year ended 31 March 2001 Twenty Million dollars (NZ$20m)

3 Consideration paid to date
     Initial cash on settlement of                        4,948
     Initial shares on settlement           27,440       57,093
                                                  --------------
                                                         62,041

4 Goodwill calculation For the year ended March 31, 1998
                                                            NZ$
     Net income                                         239,882
     Tax charge                                         (80,503)
                                                  --------------
                                                        159,379

                                          x4                        637,516
                                                                    -------

5 Escrow shares to be issued

  Shares to be issued and held in escrow equalling the goodwill value

  As at31 March 1998
     Exchange rate (NZ:CAD)                         0.7816
     Share Price (strike)                     c$     1.75

  Shares to be issued                                              284,733
                                                                   -------

                                     BROCKER
                                   INVESTMENTS

                                POWERCALL LIMITED
                ACQUISITION VALUATION AND SHARE ISSUE CALCULATION
                               AS AT 31 MARCH 1998


6 Escrow shares to be released

  First release to be 5 June 1998 (66 days from March 1998)
  Based on cummulative cash flow earned for the year ended 31 March 1998 (as defined in Escrow Agreement)

                                    March 1998    March 1999    March 2000    March 2001    TOTAL
Net profit after tax                   159,379                                            159,379

Add back:
  Depreciation                          49,701                                             49,701
  Depletion                                  -
  Deferred tax                          11,273                                             11,273
  Goodwill amortisation                      -
  Research and development                   -
    amortisation
                                       -------                                            -------
                                       220,353                                            220,353

  Shares to be released from escrow                                              98,416
                                                                                -------

7 Revalution of shares previously
    issued

                                            No           NZ$     NZ$/Share

  Shares issued to date                 27,440       $57,093         $2.08

  Share price at March 31, 1998                                      $2.24

  Revalution of Escrow shares
                                                                                -------

  Total shares to release                                                        98,416
                                                                                -------


                                     BROCKER
                                   INVESTMENTS

                                POWERCALL LIMITED
                ACQUISITION VALUATION AND SHARE ISSUE CALCULATION
                               AS AT 31 MARCH 1998

8 Summary
                                                          NZ$
  Total purchase price currently:
    Cash                                               62,041
    Goodwill value                                    637,516
                                                 ------------
                                                      699,557

  Paid to date
    Cash                                               62,041

  Goodwill value
    To release shares of value ($NZ)                  220,353

                                                -------------
  Total consideration paid and
  released                                            282,394

                                                -------------
  To be potentially released in future           $    417,163
                                                =============

9 Conclusion

    Goodwill value                       637,516
    Shares to issue to escrow            -------  284,733
    Shares to release from escrow                 -------  98,416
                                                          -------